UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 30, 2026, Ultragenyx Pharmaceutical Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) has cleared the Investigational New Drug (“IND”) application for UX016, an investigational small molecule prodrug of sialic acid (“SA”) being evaluated as a substrate replacement therapy for GNE myopathy (“GNEM”). GNEM is a rare, severely debilitating, inherited neuromuscular disorder caused by mutations in the GNE gene that lead to deficient SA production. The UX016 program is externally funded by a patient group through clinical proof-of-concept, including a Phase 1/2 study expected to begin in the second half of 2026.

UX016 is a prodrug composed of SA and a hydrophobic fatty acid tail that enhances efficient delivery to muscle as compared to naturally occurring SA. UX016 aims to address challenges that have historically limited the efficacy of prior substrate replacement therapies. Based on preclinical data, the fatty acid tail improves UX016 distribution to muscle and other tissues and supports more efficient uptake and release of SA within muscle cells.

The planned first-in-human, Phase 1/2 study will enroll approximately 24 adults ages 18 to 55 years with GNEM in the United States. The study, expected to begin in the second half of 2026, will evaluate the safety and efficacy of UX016. The study will also evaluate the pharmacokinetics and delivery to muscle at two doses 3:1 relative to placebo over the first 12 weeks and then will evaluate upper and lower muscle strength, patient reported outcomes relevant to GNEM, and other functional measures through Week 48 of treatment.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8‑K contains forward‑looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “expects,” “plans,” “continues,” “will,” “may,” “potential,” or other similar terms or expressions that concern the Company’s expectations, plans, objectives, and intentions.

Forward‑looking statements include, without limitation, statements related to the Company’s expectations and projections regarding the development of UX016, the timing, initiation and design of the planned Phase 1/2 clinical study, the anticipated enrollment and evaluation of patients, the potential safety, tolerability and efficacy of UX016, the ability of UX016 to address limitations observed with prior approaches, the expected benefits of the external philanthropic funding arrangement, future regulatory interactions, and the potential therapeutic impact of UX016 for patients with GNE myopathy, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development; risks related to the initiation, conduct, timing, enrollment and results of clinical trials; the possibility that safety, tolerability or efficacy data from preclinical studies or early‑stage clinical trials may not be predictive of future clinical results; the risk that UX016 may not demonstrate a favorable benefit‑risk profile or achieve clinical proof‑of‑concept; delays or challenges in regulatory interactions or approvals; the company’s ability to execute the planned clinical development program within the expected timelines or funding parameters; risks related to reliance on third parties, including clinical trial sites, investigators and manufacturers; manufacturing and supply risks; smaller than anticipated patient populations or market opportunities; competition from other therapies or approaches; and other risks that could affect the sufficiency of available funding, the company’s development plans, or the commercial potential of UX016.

The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 18, 2026, and its subsequent periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	March 30, 2026	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy